Exhibit 23.2







                              Consent of KPMG LLP


To the Board of Directors
Tumbleweed Communications Corp.:

We consent to the incorporation by reference herein of our report dated January 22, 2003, except as to Note 12(b), which is as of April 25, 2003 and
Note 15, which is as of February 18, 2003, relating to the consolidated balance sheets of Tumbleweed Communications Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

We also consent to the reference to our firm under the heading "Experts" in this registration statement.

                                                     Very truly yours,

                                                     /s/ KPMG LLP


Mountain View, California
December 17, 2003